Exhibit 10.13

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Smart for Life, Inc.

5% SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$1,900,000	November 8, 2021

FOR VALUE RECEIVED, Smart for Life, Inc. (formerly Bonne Santé Group, Inc.), a Delaware corporation (the “Company”), promises to Justin Francisco and Steven Rubert (together, “Holder”) the principal sum of One Million Nine Hundred Thousand Dollars ($1,900,000) (the “Principal”) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This secured subordinated convertible promissory note (the “Note”) is issued pursuant to the terms of that certain Securities Purchase Agreement, dated July 21, 2021 (as may be amended from time to time, the “Purchase Agreement”), among the Company, the Holder, and Nexus Offers, Inc. Capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment. The Principal along with any accrued, but unpaid interest shall be paid in one lump sum on the third anniversary date of this Note (the “Maturity Date”), subject to the terms of Section 4 below.

2. Interest. Interest (the “Interest”) shall accrue on the unpaid Principal from the date hereof until such Principal is repaid in full at the rate of five percent (5%) per annum. The Principal along with any accrued, but unpaid Interest shall be paid in one lump sum on the Maturity Date, subject to the terms of Section 4 below.

3. Redemption. The Company will have the right to redeem all or any portion of the Note at any time prior to the Maturity Date without premium or penalty of any kind. The redemption price will be payable in cash and is equal to the then outstanding principal amount of this Note plus accrued but unpaid interest thereon.

4. Conversion; Repayment Premium Upon Sale of the Company.

(a) In the event that the Company issues and sells shares of its common stock to investors (the “Investors”) on or before the Maturity Date or earlier acceleration of this Note in an initial public offering under the Securities Act of 1933, as amended (the “Securities Act”), including an initial public offering under Regulation A of the Securities Act and concurrent listing on a national securities exchange (an “Initial Public Offering”), then, the outstanding Principal balance of this Note shall be automatically converted in whole into such common stock at a conversion price equal to the price per share paid by any Investor in the Initial Public Offering, and otherwise on the same terms and conditions as given to the Investors (the “Conversion Shares”). Upon such automatic conversion, any unpaid accrued Interest on this Note shall be converted into common stock on the same terms as the Principal of the Note.

(b) To the extent the Company does not maintain an effective registration statement for the Underlying Shares, if the Company proposes to register any of the Common Stock (other than pursuant to a Registration on Form S-4 or S-8 or any successor form), then, for a period commencing on the date of the Purchase Agreement and terminating on the 2nd anniversary thereof, it will give written notice to the Holder of its intention to effect such registration (the “Incidental Registration”), as soon as practicable but in no event less than ten (10) business days before the anticipated filing date. Within five (5) business days of receiving such written notice of an Incidental Registration, the Holder may make a written request (the “Piggy-Back Request”) that the Company include in the proposed Incidental Registration all, or a portion, of the Underlying Shares reserved for the Holder, in connection with a conversion of this Note. In addition, the Company shall cause such Underlying Shares to be included in such Incidental Registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit such Underlying Shares which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Underlying Shares so to be registered. Additionally, the Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) the Underlying Shares. This provision shall expire once the Conversion Shares may be freely sold by the Holder under Rule 144 promulgated under the Securities Act, without restriction as to the volume of Conversion Shares that may be sold.

(c) In the event that (i) an Initial Public Offering is not consummated prior to the Maturity Date, or (ii), there is a sale of all or substantially all of the Company’s assets before the Maturity Date, then, at the election of the Holder made at least five days prior to the Maturity Date, effective upon the Maturity Date, the outstanding Principal balance and any unpaid accrued Interest under this Note shall be due and payable.

(d) If, after aggregation, the conversion of this Note would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the price per share paid by Investors in the Initial Public Offering for one share of common stock by such fraction.

5. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall default in the payment of the Principal of, or accrued Interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company shall default in any material manner in the observance or performance of any covenants or agreements set forth in the Purchase Agreement; or

(c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Purchase Agreement; or

(d) Illegality of Note. Any court of competent jurisdiction issues an order declaring the Note or any provision thereunder to be illegal;

(e) Cross Default. There occurs with respect to any Senior Indebtedness: (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity; or

(f) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 5(a) or for a period of thirty (30) calendar days in the case of events under Sections 5(b) through 5(d) or for a period of five (5) calendar days in the case of an event under Section 5(e) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holder, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have by contract, at law or in equity. If an Event of Default specified in Section 5(f) above occurs, the principal of, and accrued interest on, the Note shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable and Holder may exercise any other remedies the Holder may have by contract, at law or in equity. If the Purchase Agreement is assigned by the Company pursuant to the terms thereof, for purposes of this Section 5, “Company” shall be deemed to include such assignee.

6. Covenants. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder:

(a) The Company will not, without providing at least 30 days’ prior written notice to the Holder, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Company will, prior to any change described in the preceding sentence, take all actions requested by the Holder to maintain the perfection and priority of the Holder’s security interest in the Collateral.

(b) The Company shall, at its own cost and expense, defend title to the Collateral and the lien and security interest of the Holder therein against the claim of any person claiming against or through the Company and shall maintain and preserve such perfected security interest for so long as this Note shall remain in effect.

(c) The Company will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except with the prior written consent of the Holder.

(d) The Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Company will permit the Holder, or its designee, to inspect the Collateral at any reasonable time, wherever located.

7. Subordination.

(a) All claims of the Holder to principal, interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) is hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness (as defined below). No payment under Junior Indebtedness shall be made by the Company, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any material “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and (A) such acceleration has not been waived or (B) such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Company is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder).

(b) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by Holder, directly to the holder of the Senior Indebtedness, or its representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness.

(c) If the holders of the Senior Indebtedness in good faith believe Holder may fail to timely file a proof of claim in any such proceeding, the holder(s) of the Senior Indebtedness may do so for Holder.

(d) In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing where the holder has actual knowledge of a Senior Indebtedness payment default shall be received by the Holder before all the Senior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(e) The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 7, if and so long as all documents governing the Senior Indebtedness permit one of the actions restricted by this Section 7, the restriction shall be waived and the restricted action permitted hereunder.

(f) No right of any present or future holder of any Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder of the Senior Indebtedness, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Senior Indebtedness may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, renew or alter, the Senior Indebtedness, or otherwise amend or supplement in any manner the Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company or any other person.

(g) Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note.

(h) Notwithstanding the provisions of this Section 7, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holder(s) of the Senior Indebtedness or their representatives send written notice to Holder of same.

(i) Subject to the payment in full of all the Senior Indebtedness, Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Senior Indebtedness shall be paid in full.

(j) The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Senior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing as any holder of Senior Indebtedness may require.

(k) For purposes hereof, “Senior Indebtedness” means, with respect to the Company, all senior secured indebtedness of the Company, whether outstanding on the date of the execution of this Note or thereafter created, to banks, insurance companies, other financial institutions, private equity funds, hedge funds or other similar funds.

8. Security Agreement.

(a) Grant of Security Interest. To secure the prompt performance and repayment of each and all of the obligations of the Company hereunder to the Holder and its assigns, the Company hereby pledges, grants, assigns and transfers to the Holder and its assigns a continuing lien on and security interest in and to all of the following property of the Company, whether now owned or later acquired (collectively the “Collateral”):

(i) All accounts, accounts receivable, contract rights, general intangibles related to or arising from any account, debit balances, note, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables of the Company arising from the sale or lease of inventory or rendition of services by the Company, or on behalf of the Company, in the ordinary course of its business or otherwise (all of the foregoing being herein collectively called “Accounts”), whether or not the same are listed on any schedules, assignments or reports furnished to the Holder from time to time, whether such Accounts are now existing or are created at any time hereafter, and all proceeds therefrom including without limitation, proceeds of insurance thereon and all guaranties, securities, and liens which the Company may hold for the payment of any Accounts, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of unpaid vendor or lienor, and any liens held by the Company as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise.

(ii) All documents, instruments, documents of title, policies and certificates of insurance, guaranties, securities, chattel paper (both tangible and electronic), deposits, proceeds of insurance, cash, liens or other property relating to Accounts and owned by the Company or in which the Company has an interest, which are now or may hereafter be in the possession of the Company or as to which the Company may now or hereafter control possession by documents of title or otherwise.

(iii) All books, records, customer lists, supplier lists, ledgers, evidences of shipping invoices, purchase orders, sales orders, computer records, lists, software, programs, and all other such evidences of the Company’s business records related to the Accounts, including all cabinets, drawers, etc. that may hold same, all whether now existing or hereafter arising or acquired.

(iv) All of the Company’s tangible property of whatever nature or description, whether real or personal, now or hereafter used, owned, held or leased, including without limitation all goods, furniture, fixtures, vehicles, equipment, inventory and supplies.

(v) All of the Company’s payment intangibles, instruments, letters of credit, letter-of-credit rights, money, deposit accounts, investment property, commodity contracts, and commodity accounts.

(vi) All of the Company’s intangible property of whatever nature or description, including without limitation, all intellectual property, general intangibles, software, trade names, trademarks, service marks, computer programs (including source code and object code), patents and copyrights now owned or hereafter acquired.

(vii) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all the foregoing.

The Company’s grant of such security interests to the Holder shall secure the payment and performance of the indebtedness, obligations and liabilities of the Company to the Holder of every kind and description, direct and indirect, absolute and contingent, due or to become due, now existing or hereafter arising, that relate to this Note and the rights and remedies created hereunder, and all legal and other professional fees incurred in connection with any of the foregoing. The security interest granted to the Holder hereunder shall be prior to all other interests in the Collateral. Terms used in the preceding collateral description shall have the respective meanings accorded such terms in the Uniform Commercial Code as enacted in the state of Delaware as of the date of this Agreement.

(b) The Company hereby agrees that the Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Delaware. The Company agrees that at any time, and from time to time, at the request of the Holder, the Company shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents (including without limitation, UCC-1 financing statements) as the Holder may consider reasonably necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the lien created hereby. Upon any failure by the Company to do so, the Holder may make, execute, record, file, re-record or refile any and all such instruments and documents for and in the name of the Company; the Company hereby irrevocably appoints the Holder as the agent and attorney-in-fact of the Company to do so; and the Company shall reimburse the Holder, on demand, for all costs and expenses incurred by the Holder in connection therewith, such amount being added to the indebtedness arising under the Note.

(c) The security interest created hereunder shall terminate upon the irrevocable payment in full by the Company to the Holder of any and all indebtedness, obligations and liabilities arising from, or in any way related to, the Note.

(d) Events of Default; Acceleration of Maturity. If an Event of Default (as defined below) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority), then, in addition to the remedies provided for elsewhere in this Note or as a matter of law and without limitation thereof, at the option of the Holder exercised by written notice to the Company, the Holder may (A) foreclose the liens and security interests created under this Note or under any other agreement relating to the Collateral, by any available judicial process, (B) enter any premises where any of the Collateral may be located for the purpose of taking possession or removing the same, and (C) sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Holder, all at the sole option of the Holder and as the Holder, in its sole discretion, may deem advisable and to the extent permitted by law, the Holder may bid or become a purchaser at any such sale, and the Holder shall have the right, at its option, to apply or be credited with the amount of all or any part of the obligations owing by the Company to the Holder under this Note, against the purchase price bid by the Holder at any such sale. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral (including, without limitation a sale where the Holder is the purchaser) shall be applied first to the expenses (including reasonable attorneys’ and other professional fees) of retaking, holding, storing, processing and preparing the Collateral for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all such obligations, application as to particular obligations or against principal or any interest to be in the sole discretion of the Holder. The Holder shall give the Company at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral.

(e) Suits for Enforcement. In case any one or more of the Events of Default shall have occurred and be continuing, the Holder may proceed to protect and enforce rights of the Holder either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement in this Note or in aid of the exercise of any power granted in this Note, including without limitation, possession or foreclosure on the Collateral securing the Note, or the Holder may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Holder.

(f) Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(g) Remedies Not Waived. No course of dealing between the Company and the Holder and no delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.

9. Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

10. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

11. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of Principal and Interest hereunder and shall satisfy and discharge the liability for Principal and Interest on this Note to the extent of the sum represented by such payment.

12. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company.

13. Amendment; Waiver; Modification. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

15. Governing Law and Arbitration. This Note shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Florida. Any dispute shall be resolved by arbitration conducted pursuant to Section 10.7 of the Purchase Agreement. The provisions of this Section 15 shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

16. Headings. The descriptive headings contained in this Note are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Note.

17. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the day and year first above written.

Smart for Life, Inc.

By:	/s/ Darren Minton
Name:	Darren Minton
Title:	President

Exhibit A

Form of Assignment

TO: Smart for Life, Inc.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (name), __________________________________________ (address), US$____________ of 5% Secured Subordinated Convertible Promissory Note (“Note”) of Smart for Life, Inc. (the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints ___________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

_______________________________ (Signature of Registered Note Holder) ________________________________ (Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.